Exhibit 3.15

C	Filing Fee: $250.00 By: Manos & Cherry, Attys. 501 South Sixth St. Las Vegas, Nevada 89101

ARTICLES OF INCORPORATION

OF

CARSON BROADCASTING CORP.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of NRS 78.010 to NRS 78.090, inclusive, as amended, and certify that:

ARTICLE I

The name of this corporation is CARSON BROADCASTING CORP.

ARTICLE II

The principal office and place of business of this corporation in Nevada shall be located at 501 South 6th Street, Las Vegas, Nevada. Offices for the transaction of any business of the corporation, and where meetings of the Board of Directors and of the stockholders may be held, any be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country as the Board of Directors may, from time to time, determine.

ARTICLE III

The nature of the businees and the objects and purpose proposed to be transacted, promoted or carried on by the corporation is:

A. To engage in any lawful activity.

ARTICLE IV

The capital stock of this corporation shall consist of one hundred thousand (100,000) shares of common stock, without nominal or par value, all of which stock shall be entitled to voting power.

........

ARTICLE V

The members of the governing board of this Corporation shall be styled “Directors”. The Board of Directors shall consist of at least three (3), but no more than ten (10).

The names and post office addresses of the first Board of Directors of this Corporation and the incorporators signing these Articles of Incorporation are:

NAMES	ADDRESSES
MICHAEL A. CHERRY	501 South 6th Street Las Vegas, Nevada 89101

THEODORE J. MANOS	501 South 6th Street
Las Vegas, Nevada 89101

FRANCES I. McNEILL	6417 Bristol Way
Las Vegas, Nevada 89107

The numbers of Directors of this Corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard and without the necessity of amending the Articles of Incorporation. A majority of the Directors in office, present at any meeting of the Board of Directors, duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws shall otherwise provide.

ARTICLE VI

The capital stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the stockholders of this Corporation shall not be individually liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

ARTICLE VII

This Corporation shall have perpetual existence.

ARTICLE VIII

A resolution, in writing, signed by all the members of

the Board of Directors, shall be and constitute action by the said Board of Directors to the effect therein expressed, with the same force and effect as though such rosolution has been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the Minute Book under its proper date.

ARTICLE IX

In the absence of fraud, no contract or other transaction of the Corporation shall be affected by the fact that any of the Directors of the Corporation are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves, parties to such contract or transaction provided that this interest in any such contract or transaction of any such Director shall at the time be fully disclosed or otherwise known to the Board of Directors; and each and every person who may become a Director of the Corporation is hereby relieved of any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.

ARTICLE X

The Board of Directors shall have the power and authority to make and alter, or amend the By-Laws, to fix the amount, in cash or otherwise, to be reserved as working capital and to authorize and cause to be executed mortgages and liens upon the property and franchises of the Corporation.

DATED at Las Vegas, Nevada this 7 day of July, 1978.

/s/ Michael A. Cherry
MICHAEL A. CHERRY

/s/ Theodore J. Manos
THEODORE J. MANOS

/s/ Frances I. McNeill
FRANCES I. McNEILL

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

On this 7 day of July, 1978, before me, the undersigned, a Notary Public in and for said County and State, personally appeared, MICHAEL A. CHERRY, THEODORE J. MANOS and FRANCES McNEILL, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal the day and year last above written.

Filing Fee: $20.00 By: Manos & Cherry 501 South Sixth St. Las Vegas, Nevada 89101

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CARSON BROADCASTING CORP.

Pursuant to the provisions of the General Corporation Laws of the State of Nevada, the undersigned certify:

FIRST: That they are the original incorporators of CARSON BROADCASTING CORP.

SECOND: That the corporation was organized and is existing under and by virtue of the General Corporation Laws of the State of Nevada. The Articles of Incorporation of the corporation were filed in the office of the Secretary of State of Nevada on the 13th day of July, 1978, and in the Office of the Clark County Clerk on August 1, 1978.

THIRD: The undersigned affirmatively declare that to the date of this Certificate of Amendment that no part of the capital of the corporation has been paid.

FOURTH: The original Articles of Incorporation of this corporation shall be amended by adding the following paragraph “B” to Article III thereof:

“B. To engage in the business of television broadcasting and such other related activities.”

FIFTH: This Certificate of Amendment is adopted in accordance with the General Corporation Laws of the State of Nevada, as amended and supplemented.

DATED at Las Vegas, Nevada, this 11th day of September, 1978.

/s/ Michael A. Cherry
MICHAEL A. CHERRY

/s/ Theodore J. Manos
THEODORE J. MANOS

/s/ Frances I. McNeill
FRANCES I. McNEILL

/s/ FRANCES I. McNEILL
FRANCES I. McNEILL

STATE OF NEVADA,	)
) ss.
COUNTY OF CLARK.	)

On this 11th day of September, 1978, before me, the undersigned, a Notary Public in and for said County and State, personally appeared MICHAEL A. CHERRY, THEODORE J. MANOS and FRANCES I. McNEILL, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal the day and year first above written.

FILING FEE: $50.00 BY: MEREDITH CORPORATION LOCUST AT 17TH DES MOINES, IOWA 50336

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CARSON BROADCASTING CORPORATION

The undersigned, being the President and Secretary of Carson Broadcasting Corporation, a Nevada corporation, do hereby certify as follows:

1.

That effective June 10, 1985, the Directors of the corporation, by unanimous written consent, adopted and consented to the adoption of resolutions setting forth a proposed amendment to the Articles of Incorporation of the corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the sole stockholder for the purpose of considering and voting upon the proposed amendment.

2.	Said resolution called for the following amendment to said Articles of Incorporation:

ARTICLE I thereof is amended to read in its entirety:

ARTICLE I

NAME

The name of the corporation is: KVVU Broadcasting Corporation.

3.

That effective June 10, 1985, the sole stockholder of the corporation, by unanimous written consent, adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

4.

That the Articles of Incorporation of Carson Broadcasting Corporation are hereaby amended as set forth above and the undersigned makes this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

DATED: June 10, 1985

/s/ William C. McReynolds
President

/s/ Betty Campbell Madden
Secretary

STATE OF IOWA	)
) ss:
COUNTY OF POLK	)

On June 10, 1985, personally appeared before me, a Notary Public, William C. McReynolds and Betty Campbell Madden, who acknowledged to me that they executed the foregoing Certificate of Amendment of Articles of Incorporation of Carson Broadcasting Corporation.